Exhibit 99.B(j)

CONSENT OF INDPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1 A of our report dated September 30, 2005, relating to the financial statements and financial highlights which appears in the May 31, 2005 Annual Report to Shareholders of the SEI Institutional Investments Trust, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

September 28, 2005